Exhibit 99.1

Enveric Biosciences Launches Development Collaboration and Supply Agreement with PureForm Global to Support Cannabinoid Clinical Programs

Enveric and PureForm to Develop High-Quality, Consistent, Pure CBD Formulations and Delivery Technology for Treating Pain and Inflammation Resulting from Cancer Treatments

NAPLES, Fla. – February 25, 2021 – Enveric Biosciences (NASDAQ: ENVB) (“Enveric” or the “Company”), a patient-first biotechnology company developing novel cannabinoid medicines to improve quality of life for cancer patients, announced today that it has launched a strategic development collaboration and exclusive supply agreement with PureForm Global, Inc. (“PureForm”), a biotechnology company focused on the research, development and commercialization of synthesized CBD and other cannabinoids, for treating pain and inflammation resulting from cancer treatments. The agreement allows two leading edge companies to bring their focus and resources to bear on superior products to serve unmet medical needs.

“For the millions of cancer patients that continue to suffer from debilitating treatment side effects, the status quo in supportive care options is no longer acceptable,” said David Johnson, Chairman and CEO, Enveric Biosciences. “As a market leader in producing pure, consistent, synthetic CBD from non-cannabis plant sources, PureForm should complement Enveric’s supportive care expertise. Together, we intend to apply a high level of rigor in our scientific research, to create better treatment options that improve quality of life for cancer patients across the world.”

Under the terms of the agreement, PureForm will work exclusively to support Enveric’s development plans in the cancer treatment and supportive care space, with Enveric owning the intellectual property. With its work, Enveric is initially targeting supportive care indications that include radiodermatitis, chemotherapy-induced neuropathy, and glioblastoma.

“As Enveric’s exclusive synthetic, non-cannabis-based CBD supplier for all of the Company’s compounds, PureForm intends to work closely with the team to select and develop next-generation, cannabinoids to help serve physicians and patients,” added Richard Nanula, CEO, PureForm. “Through collaborating on this innovative discovery program, PureForm’s goal is to help Enveric fast-track its efforts to produce impactful, pharmaceutical-grade cannabinoid applications that benefit the global medical community as a whole in the near future. Additionally, Enveric gains a guaranteed long term supply of high quality CBD, making consistent product available for preclinical and clinical studies.”

“Next-generation medicines, including cannabinoids, may be beneficial in providing a solution for these patients with high unmet medical needs,” concluded Johnson. “By bringing the Enveric and PureForm teams’ expertise together to work on these novel compounds, we expect to not only advance our pipeline but also further our drug development efforts to benefit patients and their families.”

About Enveric Biosciences

Enveric Biosciences is a patient-first biotechnology company developing rigorously tested, novel cannabinoid medicines to improve quality of life for cancer patients. Initial indications include radiodermatitis, a common and often severe side effect of radiation therapy, and chemotherapy-induced neuropathy. For more information, please visit https://www.enveric.com/.

About PureForm Global, Inc.

Headquartered in Los Angeles, California, PureForm is a biotechnology company focused on the research, development, and commercialization of synthesized CBD and other cannabinoids. The company’s synthetic cannabinoids are 100% chemically identical to their plant-based counterparts and are manufactured using a proprietary process that produces pure, consistent and stable compounds free from THC, pesticides, and impurities. PureForm produces CBD at commercial scale in cGMP and FDA compliant facilities in the US and UK. It was founded in 2016 with a commitment to bringing pure, consistent, cannabinoids to market economically and at commercial scale in service to the world’s most quality-conscious brands. To learn more about PureForm CBDTM or our other initiatives, please visit www.pureformglobal.com.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans”, “ expects” or “does not expect”, “proposed”, “is expected”, “budgets”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the impact of the novel coronavirus (COVID-19) on Enveric’s ongoing and planned clinical trials; the geographic, social and economic impact of COVID-19 on Enveric’s ability to conduct its business and raise capital in the future when needed; delays in planned clinical trials; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; Enveric’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to Enveric’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s registration statement on Form S-4 filed on May 28, 2020, as amended. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contacts

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KCSA Strategic Communications

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Media Contacts

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KCSA Strategic Communications

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